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                                                                    EXHIBIT 99.1


INVESTOR RELATIONS CONTACT:
Esteban R. Torres
949-585-5663
etorres@broadcom.com

MEDIA CONTACTS:                                   FINANCIAL ANALYST CONTACT:
Bill Blanning or Adam Stein                       William J. Ruehle
Corporate Communications Dept                     Vice President and Chief Financial Officer
949-585-5555 (Blanning); 408-501-8030 (Stein)     949-450-8700
blanning@broadcom.com; astein@broadcom.com        billr@broadcom.com

                 BROADCOM CORPORATION TO ACQUIRE ALTOCOM, INC.,
                           MODEM TECHNOLOGY INNOVATOR

                 Acquisition Leads the Integration Path for V.90
                        and Home Networking Technologies

IRVINE, Calif. - August 11, 1999 - Broadcom Corporation (Nasdaq: BRCM), a leading provider of integrated circuits enabling high-speed broadband communications to and throughout the home and business, today announced it has signed a definitive agreement to acquire AltoCom, Inc., a Silicon Valley-based leader in embedded and PC based modem solutions for Internet connectivity in PCs, fax machines and consumer electronics devices.

AltoCom(R) is an industry leader in offering complete software data/fax modem implementations for general purpose embedded processors, PC CPU's, and digital signal processors (DSPs). The company's line of SoftModem products are already in more than a dozen products from leading brand manufacturers, solving OEM needs for high-speed data and fax modem functionality at a lower cost and power consumption than traditional hardware modem solutions.

SoftModem products will be paired with technology from Broadcom's wholly-owned home networking subsidiary, Epigram, Inc., yielding an integrated V.90 and home networking solution for seamlessly accessing and sharing Internet content throughout the home over the existing telephone line.

"The addition of AltoCom to the Broadcom family reinforces our commitment to delivering integrated Internet access functionality," said Dr. Henry T. Nicholas III, President and CEO of


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Broadcom. "AltoCom's SoftModem technology will provide our joint customer base with scalable, high-speed and reliable embedded modem technology for use in portable devices, PCs and remote access servers."

"Our pairing with Broadcom will add SoftModem performance, speed and reliability to a whole new class of communications devices," said Zarko Draganic, Founder, President and CEO of AltoCom. "Broadcom's extensive OEM customer base stands to quickly gain an Internet access port featuring SoftModem and integrated home networking technology."

Under the terms of the agreement, Broadcom will issue approximately 1.62 million shares of its Class B Common Stock in exchange for all shares of AltoCom Preferred and Common Stock, including shares issuable upon exercise of employee stock options and other rights.

The merger transaction is expected to close within 60 days and will be accounted for as a pooling of interests. The boards of directors of both companies have approved the agreement. The transaction is subject to the approval of AltoCom shareholders and satisfaction of regulatory requirements and other customary closing conditions. Broadcom expects to record a one-time charge in its third fiscal quarter to cover related expenses.

Shares of Broadcom's Class B Common Stock are identical to Broadcom Class A Common Stock except for certain voting rights, may be converted into Class A Common Stock at the holder's option, and are automatically converted into Class A Common Stock upon sale and most other transfers. Broadcom's Class A Common Stock is traded on the Nasdaq National Market(R); the Class B Common Stock is not publicly traded.

ABOUT ALTOCOM

AltoCom, Inc. was founded in 1997 and specializes in portable DSP software for communications. AltoCom is headquartered in Mountain View, Calif. The AltoCom SoftModem is high-performance software capable of performing a full suite of data and fax modem functions on general-purpose microprocessors, without dedicated modem hardware. The AltoCom line of SoftModem products was designed from the ground up to be extremely portable across modern processor architectures, making it suitable for many different types of


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communication devices and processors. AltoCom SoftModems enable manufacturers of computers, fax machines, remote access servers, and other communications devices to reduce the cost, size, power consumption and complexity of their products. Additionally, its ability for in-the-field upgrades makes it a superior modem solution over hardwired DSP chips. For more information on AltoCom, visit the company's Web site at www.altocom.com.

ABOUT BROADCOM

Broadcom Corporation is a leading provider of highly integrated silicon solutions that enable broadband digital transmission of voice, data and video content to and throughout the home and within the business enterprise. Using proprietary technologies and advanced design methodologies, the company designs, develops and supplies integrated circuits for some of the most significant broadband communications markets, including the markets for cable set-top boxes, cable modems, high-speed office networks, home networking, direct broadcast satellite and terrestrial digital broadcast, and digital subscriber line (xDSL). Broadcom is headquartered in Irvine, Calif., and may be contacted at 949-450-8700 or at www.broadcom.com.

SAFE HARBOR STATEMENT OF BROADCOM CORPORATION UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

This release may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes," "may," "will" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for Broadcom in connection with the acquisition of AltoCom and its integration with Broadcom's home networking business include, but are not limited to, the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through production readiness, integration issues, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, and the risks that the acquisition cannot be completed successfully or that anticipated benefits are not realized; delays in the adoption and acceptance of industry standards in the home and small office networking markets; the rate at which our present and future customers and end-users adopt Broadcom-Epigram-AltoCom technologies and products in those


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markets; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the timing, rescheduling or cancellation of significant customer orders; the loss of a significant customer; the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; intellectual property disputes; wafer pricing and the availability of foundry capacity and raw materials; fluctuations in our manufacturing yields and other problems or delays in the fabrication, assembly, testing or delivery of our products; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; risks and uncertainties associated with international operations; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; the quality of our products; potential business disruptions, claims, expenses and other difficulties resulting from "Year 2000" problems in computer-based systems used by us, our suppliers or our customers; general economic conditions and specific conditions in the markets we address; and other factors.

Our recent Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

                                      # # #


Broadcom(R), Epigram(R) and the pulse logo are trademarks of Broadcom Corporation and/or its subsidiaries. All other trademarks are the property of their respective owners.

AltoCom(R) is a trademark of AltoCom Inc.


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